Exhibit 16.1

June 14, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Commissioners:

We have read the statements made by Ridgewood Electric Power Trust V (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company's Form 8-K report dated June 8, 2006.  We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Perelson Weiner LLP

Perelson Weiner LLP
New York, New York